Exhibit 99.1

PRESS RELEASE

Contact:

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

July 11, 2025

Landmark Bancorp, Inc. Announces Conference Call to Discuss Second Quarter 2025 Earnings

(Manhattan, KS, July 11, 2025) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the second quarter of 2025 after the market closes on Thursday, July 24, 2025. The Company will host a conference call to discuss these results on Friday, July 25, 2025 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (833) 470-1428 and using access code 703723. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through August 1, 2025, by dialing (855) 762-8306 and using access code 160217.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.